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                                                                Exhibit 23(b)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated November 13, 1998, on our audits of the consolidated financial statements and financial statement schedules of UGI Corporation and subsidiaries for the years ended September 30, 1998 and 1997, included in UGI Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, into this Joint Proxy Statement/Prospectus of UGI Corporation and Unisource Worldwide, Inc.



ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP


Chicago, Illinois
March 25, 1999